Exhibit 99 (a)(1)(E)

Offer Letter to Exchange for Shares of Common Stock

by

IRIDIUM COMMUNICATIONS INC.

of

up to 8,979,434 of its Outstanding $7.00 Warrants

(including warrants included in outstanding Units)

at an Exchange Rate of one Share for every six Warrants

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 30, 2012, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated October 2, 2012 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Iridium Communications Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at an exercise price of $7.00 per share (the “Warrants”), to purchase an aggregate of 8,979,434 Shares, to permit, during the Offer Period, the exchange of six Warrants for one Share (approximately 0.1667 Share for each Warrant tendered). Some of the Warrants are included in the Company’s outstanding Units, each of which consists of one Share and one Warrant (“Units”). As used herein, the term “Warrants” includes the Warrants included in the Units unless the context requires otherwise. The “Offer Period” is the period of time commencing on October 2, 2012 and ending at 5:00 p.m. Eastern Time, on October 30, 2012, or such later date to which the Company may extend the Offer (the “Expiration Date”).

If you wish to tender Warrants included in Units, you will first need to arrange for the separation of the Shares and the Warrants included in those Units. We or AST Phoenix Advisors, the Information Agent for the Offer, can assist you in this process.

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES, ANY HOLDER OF WARRANTS WHO WOULD OTHERWISE HAVE BEEN ENTITLED TO RECEIVE FRACTIONAL SHARES WILL, AFTER AGGREGATING ALL SUCH FRACTIONAL SHARES OF SUCH HOLDER, BE PAID CASH (WITHOUT INTEREST) IN AN AMOUNT EQUAL TO SUCH FRACTIONAL PART OF A SHARE MULTIPLIED BY THE LAST SALE PRICE OF THE SHARES ON THE NASDAQ GLOBAL SELECT MARKET ON THE LAST TRADING DAY PRIOR TO THE EXPIRATION DATE.

WARRANTS NOT EXCHANGED FOR SHARES SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON FEBRUARY 14, 2013 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may tender and exchange some or all of your Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of one Share for every six Warrants.

We are the owner of record of Warrants or Units held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. If you wish to tender Warrants included in Units, you will first need to arrange for the separation of the Shares and the Warrants included in those Units. We or AST Phoenix Advisors, the Information Agent for the Offer, can assist you in this process. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the rate of one Share for six Warrants of the Company.

2.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.	The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on October 30, 2012, unless the Company extends the Offer.

4.	The Offer is for up to 8,979,434 Warrants outstanding, including 632,726 Warrants included in outstanding Units, constituting 100% of the issued and outstanding Warrants of the Company as of September 27, 2012.

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to American Stock Transfer & Trust Company, LLC will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on October 30, 2012, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

A committee of the Company’s Board of Directors, consisting entirely of members who do not own Warrants or Units, has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary or the Information Agent makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect

to

Offer Letter to Exchange for Shares of Common Stock

by

IRIDIUM COMMUNICATIONS INC.

of

up to 8,979,434 of its Outstanding $7.00 Warrants

(including warrants included in outstanding Units)

at an Exchange Rate of one Share for every six Warrants

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated October 2, 2012 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Iridium Communications Inc. (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at an exercise price of $7.00 per share (the “Warrants”) to purchase an aggregate of 8,979,434 Shares during the Offer Period, to permit the exchange of six Warrants for one Share (approximately 0.1667 Share for each Warrant tendered). Some of the Warrants are included in the Company’s outstanding Units, each of which consists of one Share and one Warrant (“Units”). As used herein, the term “Warrants” includes the Warrants included in the Units unless the context requires otherwise. The “Offer Period” is the period of time commencing on October 2, 2012 and ending at 5:00 p.m. Eastern Time, on October 30, 2012, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:

*	No fractional shares will be issued. Warrants may only be exchanged for whole shares. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a Share multiplied by the last sale price of the Shares on the NASDAQ Global Select Market on the last trading day prior to the Expiration Date.
**	Unless otherwise indicated it will be assumed that all Warrants and Warrants included in Units held by us for your account are to be exchanged.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:                             , 2012

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